As filed with the Securities and Exchange Commission on May 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5210462
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11 Holliston, MA	01746
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan

(Full title of the plan)

James J. McGorry

President and Chief Executive Officer

Biostage, Inc.

84 October Hill Road, Suite 11, Holliston, MA 01746

(Name and address of agent for service)

(774) 233-7300

(Telephone number, including area code, of agent for service)

With copies to:

Chad J. Porter, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, Massachusetts 02110

(617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one)

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.01 par value per share	1,600,000	(2)	$2.72	(3)	$4,352,000	(3)	$542

(1)	This Registration Statement relates to an additional 1,600,000 Shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) to be issued under the Registrant’s 2013 Equity Incentive Plan, as amended (as amended, the “2013 Plan”), which are available for issuance pursuant to an amendment to the 2013 Plan approved by the Registrant’s stockholders on May 23, 2018, plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the 2013 Plan in the event of a stock dividend, stock split other similar event.

(2)	The Company previously filed a Registration Statement on Form S-8 on October 31, 2013 (SEC File No. 333-192027), registering the issuance of 150,000 shares of Common Stock under the 2013 Plan. On March 30, 2015, the Company filed a Registration Statement on Form S-8 (SEC File No. 333-203105) registering the issuance of 32,000 additional shares of Common Stock under the 2013 Plan. On August 8, 2016, the Company filed a Registration Statement on Form S-8 (SEC File No. 333-212993) registering the issuance of 116,000 additional shares of Common Stock under the 2013 Plan. On August 15, 2017, the Company filed a Registration Statement on Form S-8 (SEC File No. 333-219988) registering the issuance of 200,000 additional shares of Common Stock under the 2013 Plan. On December 2, 2017, we effected a reverse stock split of our shares of common stock at a ratio of 1-for-20. All share amounts of common stock in this footnote (2) have been retroactively adjusted to reflect the reverse stock split.

(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQB Venture Market on May 29, 2018 with respect to trading under the ticker symbol “BSTG”.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Biostage, Inc., a Delaware corporation (the “Registrant”), relating to 1,600,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”), which are available for issuance pursuant to the amendment to the 2013 Plan approved by the Registrant’s stockholders on May 23, 2018. The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the 2013 Plan that were registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 31, 2013 (Registration No. 333-192027), on March 30, 2015 (Registration No. 333-203105), on August 8, 2016 (Registration No. 333-212993), and on August 15, 2017 (Registration No. 333-219988) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on April 2, 2018, as amended on April 3, 2018, pursuant to Section 13 of the Exchange Act;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Amendment No. 2 to Registration Statement on Form 10 (File No. 001-35853) filed with the Commission on October 11, 2013 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Holliston, Commonwealth of Massachusetts, on this 31st day of May, 2018.

BIOSTAGE, Inc.

By:	/s/ James J. McGorry
James J. McGorry
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James J. McGorry and Thomas McNaughton, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Biostage, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. McGorry	Chief Executive Officer and Director	May 31, 2018
James J. McGorry	(Principal Executive Officer)

/s/ Thomas McNaughton	Chief Financial Officer	May 31, 2018
Thomas McNaughton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jason Jing Chen	Chairman	May 31, 2018
Jason Jing Chen

/s/ Blaine H. McKee	Director	May 31, 2018
Blaine H. McKee

/s/ James Shmerling	Director	May 31, 2018
James Shmerling

/s/ Wei Zhang	Director	May 31, 2018
Wei Zhang

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Amendment to Amended and Restated Certificate of Incorporation of the Registrant

4.3(3)	Amendment to Amended and Restated Certificate of Incorporation of the Registrant

4.4(4)	Amendment to Amended and Restated Certificate of Incorporation of the Registrant

4.5(5)	Amendment to Amended and Restated Certificate of Incorporation of the Registrant

4.6(6)	Second Amended and Restated By-laws of the Registrant

4.7(7)	Biostage, Inc. 2013 Equity Incentive Plan, as amended.

5.1	Opinion of Burns & Levinson LLP, counsel to the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of Burns & Levinson LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed on July 31, 2013, as amended (File No. 001-35853) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 31, 2016 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2017 and incorporated herein by reference.
(4)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2017 and incorporated herein by reference.
(5)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 22, 2017 and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 31, 2016 and incorporated herein by reference.
(7)	Previously filed as Appendix A to the Company’s Definitive Schedule 14A (Proxy Statement) (filed on April 13, 2018) and incorporated herein by reference.